                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SUNRISE MEDICAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF SUNRISE MEDICAL]

                        2382 FARADAY AVENUE, SUITE 200
                          CARLSBAD, CALIFORNIA 92008

                               ----------------

            NOTICE OF ANNUAL MEETING TO BE HELD ON NOVEMBER 7, 1995

                               ----------------

Dear Stockholder:

  On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Sunrise Medical Inc. to be held at the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California, on Tuesday, November 7, 1995, commencing at 2:00 p.m. Pacific Standard Time. We look forward to the opportunity of greeting personally those stockholders who are able to attend.

  At the meeting, you are being asked to:

    1. Elect members of the Board of Directors;

    2. Consider and act upon a proposal to adopt the Amended and Restated 1993 Stock Option Plan as described in the attached proxy materials; and

    3. Transact such other business as may properly come before the meeting or any adjournments thereof.

  During the course of the meeting, management will report on the current activities of Sunrise and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and present their comments.

  The Board of Directors fixed the close of business on September 14, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof. If you plan to be present, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                                          Sincerely,

                                          /s/ STEVEN A. JAYE

                                          Steven A. Jaye
                                          Vice president, general counsel
                                          and secretary
October 6, 1995

  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           [LOGO OF SUNRISE MEDICAL]

                        2382 FARADAY AVENUE, SUITE 200
                          CARLSBAD, CALIFORNIA 92008

                              ------------------

                                PROXY STATEMENT

                              ------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 7, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sunrise Medical Inc., a Delaware corporation (the "Company" or "Sunrise"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California, on Tuesday, November 7, 1995, commencing at 2:00 p.m. Pacific Standard Time, or any postponement or adjournment thereof. It is anticipated that this Proxy Statement, together with the proxy and the 1995 Annual Report to Stockholders, will first be mailed to the Company's stockholders on or about October 6, 1995.

  Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by filing with the secretary of the Company a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and, prior to the voting of the proxy, indicating to the secretary of the meeting a desire to vote his or her shares in person. Holders whose shares are in street name should consult with their brokers concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy will be voted as directed by the holder on the proxy card. If no choice is specified, proxies will be voted FOR the directors nominated by the Board of Directors and FOR approval of the amendment and restatement of the Company's 1993 Stock Option Plan.

  The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." For the purposes of determining the outcome of any matter, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting by properly signed and returned proxies but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated by the election inspector as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

  The Company will bear the entire expense of this proxy solicitation. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their reasonable expenses in connection therewith. Solicitation may be made by telephone or otherwise by officers, directors or regular employees of the Company (who will receive no compensation therefor other than their regular compensation) and by Kissel-Blake Inc., whose services to the Company will include the solicitation of proxies from brokers, banks and nominees holding stock in their names for the benefit of others, for which it will receive payment of $5,000 plus out-of-pocket expenses.

  The close of business on September 14, 1995 was fixed as the record date for determination of holders of the Company's Common Stock, $1.00 par value (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 18,823,699 shares of Common Stock. Subject to cumulative voting rights in the election of directors (see "Proposal 1, Election of Directors"), holders of Common Stock are entitled to one vote per share on each matter submitted to or acted upon by the stockholders at the Annual Meeting. The presence, either in person or by proxy, of persons entitled to cast a majority of such votes constitutes a quorum for the transaction of business at the Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Nine directors, comprising the entire membership of the Board of Directors of the Company, are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders intend to vote the shares represented by the proxies received by them for the nine nominees shown below for a term of one year and until their successors are duly elected and qualified.

  If at the time of the Annual Meeting any of such nominees should be unable or decline to serve, the authority provided in the proxy to vote for the election of directors will be exercised to vote for a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

  Stockholders are entitled to cumulative voting rights in the election of directors. Under cumulative voting, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock the stockholder is entitled to vote. Such votes may be cast for one nominee or distributed among two or more candidates. The proxy solicited by the Board of Directors confers discretionary authority on the proxy holders to cumulate votes so as to elect the maximum number of nominees. The affirmative vote of a plurality of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting will be required to elect each director.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE

NOMINEES FOR DIRECTORS

                                         CURRENT POSITIONS       DIRECTOR OF THE
             NAME              AGE       WITH THE COMPANY         COMPANY SINCE
             ----              --- ----------------------------- ---------------
      Richard H. Chandler.....  52 Chairman of the board and
                                    chief executive officer           1983
      Lee A. Ault III.........  58 Director                           1988
      Larry C. Buckelew.......  42 Director, president and chief
                                    operating officer                 1994
      Lloyd E. Cotsen.........  66 Director                           1989
      Babette Heimbuch........  47 Director                           1994
      Murray H. Hutchison.....  56 Director                           1983
      William L. Pierpoint....  56 Director                           1985
      Joseph Stemler..........  64 Director                           1989
      John R. Woodhull........  61 Director                           1986

  The business experience, principal occupations and employment of each of the nominees for at least the past five years are as follows:

  RICHARD H. CHANDLER has been chairman of the Board of Directors and chief executive officer of the Company since July 1993, and was chairman of the Board of Directors and president of the Company since he founded it in January 1983 until July 1993. From 1982 to 1983, he was president of the Richard H. Chandler Company, a management consulting firm, during which period he planned the formation of Sunrise Medical Inc. From 1977 to 1982, he was president and chief executive officer of Abbey Medical, Inc. with the exception of six months in 1979 when he was group vice president of Sara Lee Corporation. Mr. Chandler participated in the leveraged buy out of Abbey Medical from Sara Lee Corporation in June 1979 and arranged for its sale to American Hospital Supply Corporation in April 1981.

  LEE A. AULT III was elected a director of the Company on January 28, 1988. From 1968 until January 1992, Mr. Ault was chief executive officer of Telecredit, Inc., a payment services company, serving as its president from 1968 until 1983 and as chairman from 1983 until January 1992. Following the acquisition of Telecredit by Equifax Inc., a New York Stock Exchange ("NYSE")- listed information services company in December 1990, Telecredit became a subsidiary of Equifax, and Mr. Ault was also named senior vice president and a director of Equifax. He has since retired as an executive of Equifax, but is still a member of the Board of Directors of Equifax as well as the Board of Directors of Alex. Brown & Sons Incorporated and Viking Office Products, Inc.

  LARRY C. BUCKELEW has been a director, president and chief operating officer of the Company since August 1994, and was president of the Company from July 1993 until August 1994. Previously, Mr. Buckelew was president of Bio Clinic Corporation, a Company subsidiary, from November 1986 until July 1993. From 1984 to 1986, Mr. Buckelew was vice president, marketing and business development for the American Scientific Products Division of American Hospital Supply Corporation. He was vice president, area manager for American Scientific Products from 1983 to 1984 and previously held several positions of increasing responsibility with American Hospital's Pharmaseal Division.

  LLOYD E. COTSEN was elected a director of the Company on August 30, 1989. Mr. Cotsen served as chief executive officer of Neutrogena Corporation, a publicly-owned skin care and hair care products company from 1973 to 1995. He also served as president and chairman of the Board of Directors of Neutrogena for portions of this time. He retired from all positions with Neutrogena earlier this year. Mr. Cotsen is currently a private investor and also a director of Darwin Molecular Corporation, a privately held company.

  BABETTE HEIMBUCH was elected a director of the Company on January 24, 1994. Since 1982 Ms. Heimbuch has held positions of increasing responsibility with First Federal Bank of California and its parent company, FirstFed Financial Corporation, a NYSE-listed company and currently serves as president and chief operating officer of both companies. She has been a director of FirstFed Financial since 1987 and a director of First Federal Bank since 1986. Ms. Heimbuch also serves on the Board of Directors of Santa Monica Hospital and the Western League of Savings Institutions.

  MURRAY H. HUTCHISON was elected a director of the Company on May 10, 1983. Mr. Hutchison was chairman of International Technology Corporation, a NYSE-listed environmental management company, from 1976 to 1994, and was its chief executive officer from 1976 to 1992. Mr. Hutchison is currently a private investor and is chairman of the Board of Directors for Advanced Access Inc. and also serves on the Board of Directors of the Winston Tire Company and the Olson Company.

  WILLIAM L. PIERPOINT was elected a director of the Company on September 26, 1985. From 1977 to 1988, he was president and chief executive officer of Summit Health Ltd., a publicly-owned, integrated health care company. Mr. Pierpoint is a certified public accountant, and since 1988 has been a private investor. In 1995 he became chairman of Strategic Partners Inc. (dba Cherokee Uniforms), a privately held company.

  JOSEPH STEMLER was elected a director of the Company on January 26, 1989. From 1989 through July 1995, Mr. Stemler served as president, chief executive officer and a director of La Jolla Pharmaceutical Company, a biotechnology and genetic engineering concern involved in the development of drugs to treat autoimmune diseases and allergies. He currently serves as chairman of the Board of Directors of La Jolla Pharmaceutical Company. Mr. Stemler became president and chief executive officer of Quidel Corporation in 1985, chairman and chief executive officer in 1988, chairman in 1990 and vice chairman in 1991. Mr. Stemler was president and chief executive officer of Bentley Laboratories, Inc. from 1978 to 1985. Mr. Stemler also serves on the Board of Directors of the Scholle Corporation and Safeskin Corporation, a publicly traded company.

  JOHN R. WOODHULL was elected a director of the Company on September 29, 1986. Mr. Woodhull is chairman, president and chief executive officer of Logicon, Inc., a NYSE-listed company which provides electronic systems and high-technology services to industry and government. Mr. Woodhull joined Logicon in 1964, was elected to the Board of Directors a year later, and achieved the position of president and chief executive officer in 1969. Mr. Woodhull also serves on the Board of Directors of Adams Business Forms, Inc., FirstFed Financial Corporation, First Federal Bank of California and YMCA of Metropolitan Los Angeles.

MEETINGS AND ATTENDANCE

  The Board of Directors met six times during the fiscal year ended June 30, 1995. Of the four standing committees, the Executive Committee did not meet in 1995, while the Audit Committee met three times, the Compensation Committee met three times, and the Stock Option Committee met six times. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which such directors served, except for Mr. Cotsen, whose attendance was 66.7% (6 out of 9 meetings).

COMMITTEES

  Audit Committee. The Audit Committee, composed solely of outside directors, meets with the Company's independent and internal auditors and makes recommendations to the Board of Directors concerning acceptance of the reports of such auditors and reviews and makes recommendations to the Board concerning the accounting policies of the Company and the selection of the Company's independent auditors. The Audit Committee chairman is Mr. Pierpoint. Other members are Messrs. Cotsen and Stemler and Ms. Heimbuch.

  Compensation and Stock Option Committees. The Compensation Committee, consisting solely of outside directors, meets with management and makes recommendations to the Board concerning executive officer and key employee compensation and concerning payments to be made under the Management Incentive Bonus Plan and the Special Bonus Plan as well as Company contributions to be made under the Profit Sharing/Savings Plan. The Compensation Committee also functions as the Stock Option Committee, administering the Amended and Restated Stock Option Plan for Key Associates and the 1993 Stock Option Plan. In addition, this committee functions as a nominating committee regarding vacancies in the Board of Directors. Members of the Compensation Committee are Messrs. Ault, Hutchison and Woodhull, with Mr. Hutchison serving as chairman.

  Executive Committee. The Executive Committee, consisting of Messrs. Chandler, Hutchison and Pierpoint, meets on an as-needed basis in the event it is necessary to make Board-level decisions between regularly scheduled Board meetings. The Executive Committee did not meet in 1995. Mr. Chandler is chairman of this committee.

COMPENSATION

  Compensation of the outside directors is determined by action of the entire Board after receiving the recommendations of the chief executive officer. Currently, outside directors are paid a $2,000 per year retainer and $1,000 for each Board meeting attended. In addition, committee members are paid $500 per meeting, if a separate committee meeting is held the same day as a Board meeting, and $750 if a committee meeting is held on a day other than a scheduled Board meeting. Committee chairmen also receive a $1,500 annual retainer. Each outside director has been granted an option to purchase 5,000 shares of Common Stock upon his or her initial election to the Board and every four years thereafter if still a director. The Company has no other contracts or other arrangements pursuant to which any non-employee director was compensated during the year.

                      COMPENSATION OF EXECUTIVE OFFICERS

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and overseeing the policies that govern Company compensation and benefit practices. As part of these functions, the Committee evaluates the performance of the chief executive officer, reviews with senior management the performance of executive officers generally, and determines their respective compensation levels in terms of salary, bonuses and related benefits. All determinations of the Compensation Committee are subject to Board approval, other than stock and option based compensation, which is determined solely by the Stock Option Committee. The Committee has established a number of objectives which serve as guidelines in making all compensation decisions, including:

  . The integration of compensation programs with the Company's strategic focus in order to achieve its long-term competitive objectives and strategic intent;

  . The reward of annual financial performance through group bonus incentives that treat each divisional team independently, reinforcing the Company's unique corporate culture;

  . The encouragement of consistent, long-term enhancement of stockholder value by providing multi-year performance incentives through a contingent long-term bonus plan and equity ownership through stock options; and

  . The development and implementation of a competitive total compensation program which enables the Company to attract and retain high-caliber employees ("Associates") at all levels.

COMPENSATION PHILOSOPHY

  The Company's compensation philosophy rewards individual and team performance on the basis of both quantitative and qualitative factors. Associates at all levels participate in one or more of the Company's various incentive plans. Of the eight plans currently in effect, two apply to senior executives; the other six are aimed more broadly at different groups, including middle managers, engineers, sales Associates and hourly factory and office Associates.

  The Company's compensation policies can be characterized as comprehensive, systematic and objective. They are administered with careful attention to consistency and fairness, so that all Associates with similar responsibilities have the same managerial titles and receive the same package of benefits and incentives, including bonus opportunities and stock options. This system not only pays for performance, it penalizes for non-performance using arithmetic formulas that do not allow for excuses.

  Integral to the Company's corporate culture is its divisional structure and decentralized operating philosophy. The Company is composed of a group of operating subsidiaries (referred to by the Company as "divisions"), each led by its own management team. Some divisions are devoted to manufacturing a particular product line, while others focus on distributing the Company's products in a specific country or geographic region. Each division's performance is measured and rewarded with year-end bonuses computed independently of the others, while the Company's stock option program encourages key managers at all divisions to focus on the Company's performance as a whole.

  The Company's compensation philosophy and programs require that bonuses be based on achievement of both team financial goals (i.e., corporate or division) and individual performance objectives. However, no bonus is paid unless that division delivers a profit increase for the year. Similarly, corporate office executives receive no bonus unless earnings per share have increased over the prior year. Even if a bonus is earned based on an operating unit's profit performance, the executive must still accomplish his or her personal objectives for the year in order to qualify for the designated amount.

  In applying this compensation philosophy, the Committee believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits. A brief summary of each component follows.

BASE SALARY

  Base salaries are competitive with market rates and are based on an internal evaluation of the responsibilities required for each position. The Committee relies on outside industry surveys to assess salary competitiveness, as well as reviewing hiring and turnover patterns within the Company. Salary increases are based on annual supervisor reviews and are intended to reflect individual as well as group performance. Annual increases for salaried Associates are all awarded on the same day (the Monday closest to September 1) so as to ensure fairness across the Company and to incorporate both the previous fiscal year's operating results and individual performances. The Company provides opportunities for compensation above the base salary level through its annual and long-term incentive compensation programs.

ANNUAL INCENTIVE COMPENSATION

  The Company has used throughout its history a uniquely designed Management Incentive Bonus Plan (the "MIB Plan") pursuant to which members of management are eligible to receive annual cash bonuses. Generally, each bonus will be based on both the achievement of individual objectives agreed upon by the manager and his or her immediate supervisor, and upon attainment of certain earnings targets by the Company as a whole, in the case of corporate management, or by the division, in the case of division management. With regard to the Company's performance, the two primary measures used for determining bonuses are the Company's earnings per share ("EPS") growth and its return on equity, both of which enhance stockholder value. A division's performance is measured against goals for earnings growth, after a capital charge on any cash drawn, and with penalties for failure to achieve certain levels of return on net assets. No bonus is paid at either the corporate or divisional level unless earnings exceed prior year results. Earnings goals are approved annually by the Board of Directors and are tied to the Company's operating plan. The maximum payout that can currently be earned under the MIB Plan ranges from 10% to 50% of a person's annual salary, depending upon his or her position.

  For fiscal 1995, EPS increased 16% (from $1.41 to $1.63) while return on equity was 10.6%, which exceeded the Board-approved "on-target" performance levels for the year, but fell short of the "maximum" performance levels.

LONG-TERM INCENTIVE COMPENSATION

  The Company adopted a Special Bonus Plan (the "SBP") in 1990 for the purpose of providing incentive cash bonuses to certain executives of the Company and its divisions, contingent upon their unit consistently exceeding its earnings targets over a moving three-year performance period. In such cases, the awards are calculated based on a percentage of the amount by which actual base year earnings exceed the target, without a ceiling. After the close of each of the two succeeding fiscal years, cash payouts equal to 50% of the bonus previously accrued will be made to eligible executives still employed on such dates, but only if the earnings goals for that year has been attained. Any incentive not so earned by an executive will be forfeited and used to help make up the profit shortfall. The SBP supplements the yearly rewards of the MIB Plan and is designed to encourage multi-year, sustained growth. Because the SBP is uncapped and rewards performance over a three-year period, the SBP provides complementary incentives to the annual MIB Plan. In practice, the SBP has provided supplemental income of up to 27% of annual salary for executives at units achieving over-target performance three years in a row, with the average percentage earned being much lower than that.

STOCK OPTIONS

  Certain management Associates of the Company are eligible to receive periodic grants of qualified and non-qualified stock options, pursuant to (i) the Company's Amended and Restated Stock Option Plan for Key Associates (the "ASOP") which was first adopted in 1983 and amended in 1990, and (ii) the 1993 Stock Option Plan. The Stock Option Committee of the Board of Directors establishes the terms of options granted under the ASOP and the 1993 Stock Option Plan. Options which have been granted under the ASOP and the 1993 Stock Option Plan become exercisable in four equal annual increments beginning on the first anniversary date of the grant and ending on the fourth anniversary date. The option price, which is determined by the Stock Option Committee, must, for incentive stock options, be equal to at least 100% of the fair market value of the shares covered by the option on the date of grant. Options are granted to certain management Associates and are intended to retain them and motivate them to improve the Company's long-term stock market performance, aligning their interests with those of stockholders. In determining the number of options to be granted to an Associate, the Stock Option Committee takes into account a number of factors, including the individual's performance and the overall competitiveness of his or her compensation package compared to outside industry surveys.

PROFIT SHARING CONTRIBUTION

  The Company contributes to a Profit Sharing/Savings Plan in which all domestic Associates except those under certain collective bargaining agreements may participate. It is a deferred 401(k) plan which serves as the Company's only form of retirement plan for Associates in the United States. Annual awards under the profit sharing portion of the plan amount to 4% to 6% of compensation, providing the division is profitable. The percentage amount is based upon attainment of certain earnings targets by the Company as a whole in the case of corporate office Associates, or by the division, in the case of division Associates. The savings portion of the plan provides Associates with a $400 Company contribution which matches an equal amount of their voluntary savings. Associates employed outside the United States have a defined contribution plan in effect which mirrors the United States plan, to the extent appropriate in view of local laws and practices.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  In establishing the fiscal 1995 compensation for the Company's chairman and chief executive officer, Mr. Richard H. Chandler, the Committee followed its established guidelines as outlined above. In particular, the Committee noted the leadership of Mr. Chandler in the Company's achievements during fiscal 1995, including reporting its 8th consecutive year of record sales, net income and EPS, sales growth of 29%, net income growth of 19% and EPS growth of 16%. Sunrise also performed well against its peer group of medical device manufacturers on various measures and completed five important acquisitions during the year with which he was intimately involved. Based on these and other objectives pre-established for the year, the Board evaluated Mr. Chandler's personal performance and an appropriate percentage multiplier was applied to his potential MIB bonus in determining his actual bonus. His MIB payout totaled $124,800, or 31.2% of his base salary. In addition, $64,805 (accrued in prior years) was paid out under the SBP in 1995 for over-target profit performance during each of the two preceding years, providing an SBP payout of 16.2% of his base salary. His combined bonus under both plans in fiscal 1995 was thus 47.4% of his base salary. In addition, the Company contributed $7,300 to Mr. Chandler's 401(k) account, which was below the 4.6% of compensation he otherwise would have earned under the plan because of the Internal Revenue Service ceiling imposed on profit sharing plan contributions.

  Under the Company's SBP, $16,700 was accrued against earnings in fiscal 1995 as Mr. Chandler's contingent award for over-plan earnings performance in that year, of which $8,350 will be paid in either or both of the next two years, but only if the Company achieves specified EPS goals during such year.

  Based upon Mr. Chandler's achievements, the Company's increased size and outstanding performance in the previous fiscal year, the Board increased Mr. Chandler's base salary by $75,000 or 18.7% for the next fiscal year. This decision was also influenced by the executive compensation study described below, which concluded that Mr. Chandler's salary and total compensation package were below the median level for a group of "Comparable Employers." In addition, Mr. Chandler was granted a non-qualified stock option in August 1995 to purchase 22,000 shares of Company Common Stock at a price per share of $28.625.

1996 CHANGES TO EXECUTIVE COMPENSATION

  On August 23, 1994, the Committee commissioned a report from an independent consulting firm regarding executive compensation paid by other companies having similar annual revenues and businesses ("Comparable

Employers"). In determining the group of Comparable Employers, the independent consultant assembled market data on medical device manufacturers with similar revenues. The Comparable Employers group is comparable to but slightly different in its composition from the index groups included in Five Year Cumulative Total Return Comparison graph included in this proxy statement. The Committee believes that total cash compensation for Company executives should be targeted within the 25th to 75th percentile of executives at Comparable Employers when the Company meets commensurately challenging financial goals. Where executives fall within that range will depend on their seniority and their consistency in performance. This approach is consistent with the Committee's responsibility to link executive compensation with the Company's financial performance while also reflecting competitive market data.

  A report was presented to the Committee on June 26, 1995 by the independent consultant with the assistance of the vice president--human resources. The Committee utilized recommendations from the consulting firm on various facets of the Company's executive compensation plan. Overall, executive base salaries were found to be within the 25th to 75th percentile range and at appropriate levels for Comparable Employers, with a few exceptions. The opportunity for higher compensation based on company and individual performance was not as competitive, however. Given the strong financial performance of the company over the past five years, the independent consultant recommended changes to the Management Incentive Bonus Plan (the "MIB Plan"), the Special Bonus Plan (the "SBP") and the 1993 Stock Option Plan, all of which are described below and would take effect for the first time in fiscal 1996.

  MIB Plan Changes. The independent consultant recommended amending the Company's two executive bonus plans to bring total cash compensation up to competitive levels. The Committee believes that payout percentages under the MIB Plan are too low, and increases should be implemented at the corporate officer level. Three corporate officers will have their current MIB levels increased as a result of the consultant's recommendations. The chief executive officer's MIB Plan payout percentages will change to a 0/40/80% (increasing from 0/25/50%) of 1996 base salary payout range (i.e., 0% of base salary for earnings below prior year earnings; 40% of base salary payment for achieving "on-target" earnings; and 80% of base salary payment for achieving "maximum" earnings as set by the board). The chief operating officer's MIB Plan payout percentages will change to a 0/30/60% of 1996 base salary (increasing from 0/25/50%), and the chief financial officer's MIB Plan payout percentages will change to 0/25/50% of 1996 base salary (increasing from 0/20/40%).

  SBP Changes. The Committee determined that the eligibility for the program will be broadened to include corporate officers, division presidents, division vice presidents and country general managers. Awards under this program for the chief executive officer, chief operating officer, chief financial officer, senior vice president of marketing and division presidents will be calculated at 10% of their base salary when on-target earnings are reached and 20% of their base salary if maximum earnings are achieved. All other executives listed above will receive awards based on a calculation of 5% of their base salary when on-target earnings are reached and 10% of their base salary if maximum earnings are achieved. If earnings exceed the maximum, 15% of such earnings excess will be shared with the management team that delivered it, in the form of an additional contingent SBP award. (The previous plan provided for 30% of the earnings excess to be so awarded.)

  Stock Option Plan Changes. The Company's policy has been to grant stock options to a broad number of management Associates. At the present time, about 250 managers have received grants. This is consistent with the Company's general philosophy emphasizing a democratic, team-based culture. However, the result is that there are not sufficient shares being replenished in the 1993 Stock Option Plan each year to continue this practice, particularly in view of the Company's acquisition strategy, which continually adds new managers to the program without substantially increasing the available option shares. Furthermore, the independent compensation consultant retained by the Committee concluded that the number of stock options being granted to the Company's divisional operating executives was below competitive levels for comparable peer company positions. For all of these reasons, the Board voted to propose to the stockholders an Amended and Restated 1993 Stock Option Plan which amends the 1993 Stock Option Plan, to, among other things, increase the number of options available for grant each year from 1.5% to 2.0% of the shares outstanding, while at the same time reducing the portion of all options (from 60% to 45%) which can be granted to the named executive officer group

(i.e., five highest paid) in any year. The latter change will have the effect of ensuring that the increase in potential grants will be available for grants to the Company's divisional operating executives, while limiting the maximum number of additional stock options available for grant to the named executive group each year at exactly the current percentage (i.e. 60% x 1.5% = 45% x 2.0% = 0.9%) of outstanding shares. In practice, total options granted annually to the named executive officer group have averaged only 23% of total annual grants since the adoption of the 1993 Plan. The Board believes that amending the 1993 Stock Option Plan so that the Company can grant options at competitive levels for senior managers and broadly to all managers is a key step in achieving above average stockholder returns in the years ahead.

  In addition, a number of other changes to the 1993 Stock Option Plan are proposed. First, the termination date of the 1993 Stock Option Plan is proposed to be shortened by approximately two years, so that the 1993 Stock Option Plan will terminate on November 7, 2001. Second, the Board proposes to prohibit the "re-pricing" of options (i.e. reducing the exercise price subsequent to the grant date) without the consent of the stockholders. Third, the Board proposes to prohibit the Company from loaning Company funds to an option holder for the purpose of financing the consideration due the Company upon exercise of options. (See Proposal 2 for a discussion of these and other proposed amendments to the 1993 Stock Option Plan included in the Amended and Restated 1993 Stock Option Plan.)

  This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Lee A. Ault III                Murray M. Hutchison             John R. Woodhull
                               Chairman

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended June 30, 1995, July 1, 1994 and July 2, 1993, of those persons who were at June 30, 1995 the Company's chief executive officer and the four other most highly-compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 1995 exceeded $100,000 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------

                                                                  LONG-TERM
                                                                COMPENSATION
                                                               ---------------
                                     ANNUAL COMPENSATION       AWARDS PAYOUTS
                                ------------------------------ ------ --------
                                                     OTHER     STOCK    LTIP    ALL OTHER
   NAME AND PRINCIPAL    FISCAL           BONUS      ANNUAL    OPTION  PAYOUTS COMPENSATION
        POSITION          YEAR   SALARY     (1)   COMPENSATION GRANTS    (2)        (3)
-------------------------------------------------------------------------------------------
Richard H. Chandler.....  1995  $400,000 $124,800     --       20,000 $ 64,805   $10,509
 Chairman of the board    1994   370,000   92,593     --       25,000  102,150    13,919
 and
 chief executive officer  1993   325,000  160,875     --       20,000   84,300    17,883
 (4)
Larry C. Buckelew.......  1995   300,000   93,600     --       15,000   15,377     8,028
 President and chief      1994   275,000   69,575     --       20,000   18,650    11,054
 operating officer (4)    1993   210,000  100,837     --       40,000   26,600    14,765
Thomas H. O'Donnell.....  1995   240,000  102,538     --        5,000   65,528     8,480
 President, Quickie       1994   232,000   82,347     --        5,000   74,998    13,946
 Designs Inc.             1993   222,000  105,450     --       10,000   47,550    16,339
Barrie Payne............  1995   209,000  102,177     --        5,000   38,834     9,841
 Managing director,       1994   200,000   52,805     --        5,000   41,800    13,833
 Sunrise Medical Ltd.     1993   191,000   88,443     --       10,000    5,650    17,628
Richard Kollisch (5)....  1995   212,738  104,242     --        5,000      --     10,637
 President, Sopur         1994   184,220   15,443     --        5,000      --        --
 Medizintechnik GmbH.     1993   178,581      --      --       10,000      --        --

-------------------------------------------------------------------------------

(1) The amounts reflect the bonuses accrued under the Management Incentive Bonus Plan in the designated fiscal years. See the Compensation Committee Report to Stockholders for a description of this plan.

(2) The amounts reflect contingent bonuses accrued in prior years under the Special Bonus Plan which were earned based on performance attained in the designated fiscal years. See the Compensation Committee Report to Stockholders for a description of this plan.

(3) Reflects the amount of cash contributions by the Company to the Profit Sharing/Savings Plan on behalf of the Named Officers. This amount reflects both matching contributions and profit sharing portions. Also included are certain life insurance premiums paid for by the Company. The Company has no defined benefit or other actuarial plan covering the Named Officers.

(4) On July 1, 1993 Mr. Chandler became chairman of the board and chief executive officer of the Company and Mr. Buckelew became president of the Company. Mr. Buckelew was subsequently elected a director and chief operating officer on August 23, 1994. Mr. Chandler was chairman of the board and president of the Company in fiscal 1993, and Mr. Buckelew was president of Bio Clinic Corporation, a Company subsidiary, in fiscal 1993.

(5) Mr. Kollisch's compensation is denominated in German deutsche marks. For purposes of this table, all amounts have been converted to dollars at the exchange rate in effect as of June 30, 1995. Mr. Kollisch and the Company entered into an employment agreement as of March 31, 1992, pursuant to which Mr. Kollisch is entitled, under certain circumstances, to receive a severance payment in the event of the termination of his employment by the Company equal to eight months of salary plus one additional month of salary for each year he is employed by the Company after fiscal 1996.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table sets forth information concerning options granted under the 1993 Stock Option Plan to the Named Officers during the 1995 fiscal year.

                       OPTION GRANTS IN FISCAL YEAR 1995

---------------------------------------------------------------------------------------------
                                      INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------
                                                                  POTENTIAL REALIZABLE VALUE
                                                                   AT ASSUMED ANNUAL RATE OF
                                                                   STOCK PRICE APPRECIATION
                                                                      FOR OPTION TERM (2)
                                                                  ---------------------------
                                   PERCENT
                                  OF TOTAL
                         OPTIONS   OPTIONS   EXERCISE
                         GRANTED GRANTED IN    PRICE   EXPIRATION
       NAME                (1)   FISCAL YEAR PER SHARE    DATE        5%              10%
---------------------------------------------------------------------------------------------
Richard H. Chandler..... 20,000      7.1%     $23.50   8/23/2004    $307,797     $  768,512
Larry C. Buckelew....... 15,000      5.4       23.50   8/23/2004     230,848        576,384
Thomas H. O'Donnell.....  5,000      1.8       23.50   8/23/2004      76,949        192,128
Barrie Payne............  5,000      1.8       23.50   8/23/2004      76,949        192,128
Richard Kollisch........  5,000      1.8       23.50   8/23/2004      76,949        192,128
                                                                    --------     ----------
Totals...........................................................   $769,492     $1,921,280
Increase in Total Stock Market Capitalization of the Company
 (under same assumptions) (3).................................... $364 million $922.5 million
----------------------------------------------------------------------------------------------

(1) All grants were in the form of non-qualified stock options.

(2) Potential realizable value is calculated as the aggregate difference between the market price of the Common Stock and the option exercise price assuming that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and are not an estimate of future stock price growth.

(3) This line is presented for comparative purposes and reflects, for all outstanding shares as of June 30, 1995, the aggregate potential realizable increase in value that would result if the Company's stock price were to increase from the market price on June 30, 1995 ($31.125 per share) by the same compound annual rates set forth in the table over a 10-year period ending June 30, 2005. These amounts are not an estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 1995 and unexercised options held as of the end of fiscal 1995.

  OPTION EXERCISES IN FISCAL 1995 AND VALUE OF OPTIONS AT END OF FISCAL 1995

------------------------------------------------------------------------------------------------
                                                     NUMBER OF           VALUE OF UNEXERCISED
                          SHARES                UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                         ACQUIRED   VALUE        AT JUNE 30, 1995        AT JUNE 30, 1995 (2)
                           UPON    REALIZED  ------------------------- -------------------------
          NAME           EXERCISE    (1)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------------------------------------------------------------------------------
Richard H. Chandler.....  92,500  $2,020,582   16,250       66,250      $189,663     $772,788
Larry C. Buckelew.......  22,500     566,573   55,000       60,000       781,550      628,425
Thomas H. O'Donnell.....     --          --    47,250       23,750       899,973      318,738
Barrie Payne............   2,450      69,185   33,800       18,750       666,303      228,738
Richard Kollisch........     --          --    21,250       18,750       364,363      234,363
------------------------------------------------------------------------------------------------

(1) Based on the market value of the underlying shares on the exercise date minus the option exercise price per share.

(2) Calculated on the basis of the fair market value of the underlying shares as of June 30, 1995 ($31.125 per share) minus the exercise price.

LONG-TERM INCENTIVE PLAN

  The following table sets forth information with respect to the Named Officers concerning the awards made under the Company's Special Bonus Plan during fiscal 1994 and 1995. See the Compensation Committee's Report to Stockholders for a description of this plan.

                        LONG-TERM INCENTIVE PLAN TABLE

-------------------------------------------------------------------------------

                                                      ESTIMATED FUTURE PAYOUTS
                                    PERFORMANCE OR              UNDER
                                  OTHER PERIOD UNTIL NON-STOCK PRICE-BASED PLANS
                                    MATURATION OR    FROM 1994 AND 1995 ACCRUALS
                                        PAYOUT       ---------------------------
              NAME                  (FISCAL YEAR)    THRESHOLD TARGET MAXIMUM(1)
--------------------------------------------------------------------------------
Richard H. Chandler..............        1996           --      --     $12,355
                                         1997           --      --       8,350
Larry C. Buckelew................        1996           --      --       9,227
                                         1997           --      --       6,250
Thomas H. O'Donnell..............        1996           --      --      14,700
                                         1997           --      --       3,921
Barrie Payne.....................        1996           --      --      23,434
                                         1997           --      --      22,300
Richard Kollisch.................        1996           --      --      39,880
                                         1997           --      --      39,880

-------------------------------------------------------------------------------

(1) Represents accruals for fiscal 1994 and 1995 that would be earned assuming applicable financial performance goals are achieved. Under the Special Bonus Plan, the designated amounts will be paid in full if the performance goals for the designated fiscal year are achieved, or forfeited if performance falls short of the goals for that fiscal year. Amounts reflected for fiscal 1997 may increase by additional accruals in fiscal 1996 if certain fiscal 1996 performance targets are exceeded.

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Index and the S&P Medical Products and Supplies Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1990, and that all dividends were reinvested.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
                AMONG SUNRISE MEDICAL INC., S&P 500 INDEX AND
                     S&P MEDICAL PRODUCTS & SUPPLIES INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           SUNRISE        S&P           S&P MEDICAL PRODUCTS
(Fiscal Year Covered)        MEDICAL INC.   500 INDEX     & SUPPLIES INDEX
-------------------          ------------   ---------     --------------------
Measurement Pt-  6/30/1990   $100           $100          $100
FYE   1991                   $158.73        $107.40       $132.92
FYE   1992                   $182.54        $121.81       $151.78
FYE   1993                   $307.94        $138.44       $124.49
FYE   1994                   $277.78        $140.39       $120.01
FYE   1995                   $395.24        $176.99       $184.12

(1) The graph covers the period from June 30, 1990 to June 30, 1995.

                                  PROPOSAL 2

          APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN

  At the annual meeting of stockholders held on November 15, 1993, the Company's stockholders approved the 1993 Stock Option Plan of Sunrise Medical Inc. (the "1993 Plan") previously adopted by the Company's Board of Directors. The aggregate number of shares that may be issued upon the exercise of options granted under the 1993 Plan cannot exceed 300,000, but the 1993 Plan provides that on the last business day of each fiscal year, beginning with July 1, 1994 (the last business day of the Company's 1994 fiscal year), the maximum number will be increased by a number equal to 1.5% (the "Annual Percentage Increase") of the number of shares of the Company's Common Stock issued and outstanding as of the close of business on that day. The aggregate number of shares that may be issued upon exercise of options granted to "Named Officers" as a group in any fiscal year under the 1993 Plan may not exceed 60% (the "Annual Named Officers' Limitation Percentage") of the shares which may be issued upon the exercise of all options granted during that fiscal year under the 1993 Plan. As used in the 1993 Plan, the term "Named Officers" means, for a particular fiscal year, the chief executive officer of the Company and the next four most highly compensated officers of the Company whose total compensation is required to be reported to the Company's stockholders under the Securities Exchange Act of 1934.

  During August 1995, the Stock Option Committee of the Board of Directors and the Board of Directors as a whole approved, subject to stockholder approval, an amendment to the 1993 Plan (the "Amendment") that would (i) increase the Annual Percentage Increase from 1.5% to 2% commencing on June 30, 1995 (the last business day of the Company's 1995 fiscal year), (ii) decrease the Annual Named Officers' Limitation Percentage from 60% to 45% commencing with the fiscal year beginning on July 1, 1995 (iii) shorten the termination date of the 1993 Plan by two years, so that the 1993 Plan would terminate on November 7, 2001, (iv) prohibit the "re-pricing" of options (i.e. reducing the exercise price following the grant date) without the consent of the stockholders, (v) prohibit loaning Company funds to an option holder for the purpose of funding the exercise of options, (vi) add a provision confirming that the terms of an option may provide that the option becomes exercisable in full upon termination of employment on account of the death of the option holder, (vii) confirm that options held by non-employee directors will expire one year following termination of service as a director on account of the director's death, disability or normal retirement at age 65, (viii) make certain technical changes to the 1993 Plan in accordance with the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related rules and regulations, including the addition of a provision limiting the number of shares that may be issued in any calendar year to any individual upon the exercise of options granted under the 1993 Plan and a provision to the effect that the 1993 Plan and options granted to named officers under the 1993 Plan will be deemed to be amended to the extent necessary to conform to Section 162(m)(4)(C) of the Code and the related rules and regulations and (ix) reduce the minimum composition of the Stock Option Committee to at least two non-employee Directors. At the Annual Meeting, the holders of the Company's Common Stock will be presented with a proposal to approve an Amended and Restated 1993 Stock Plan reflecting the Amendment.

  The Company's compensation programs are, in substantial part, incentive-based and are designed to both encourage and reward Associate and group financial performance. The grant of stock options to Associates as a part of the Company's compensation program has enabled the Company to align the interests of stockholders and Associates and encourage Associate performance designed to enhance long-term share values. The Company has made extensive use of the 1993 Plan to grant options to a broad range of Associates. Currently, approximately 250 managers participate in the Plan. Management believes that this program is an important element in furthering its democratic team-based culture. Since the Company's cash incentive programs are tied entirely to divisional performance for all operating unit managers, stock option grants are the primary vehicle for rewarding management Associates on the basis of overall corporate performance.

  The Company has grown substantially in size in recent years. In fiscal years 1994 and 1995, the Company completed a total of 9 business acquisitions and added over 1,400 new Associates, approximately 100 of whom have become additional participants in the 1993 Plan. This is adding a further strain on the 1993 Plan, because these acquisitions have not increased proportionately the number of shares outstanding.

  Finally, a recent executive compensation study by an outside consultant concluded that the Company's divisional operating executives are not receiving a competitive level of option grants. The reduction in the Named Officers' Limitation Percentage from 60% to 45% is recommended to ensure that the increase in potential grants under the Amended and Restated 1993 Stock Option Plan will be available for grant to the divisional operating executives, and will not be used to unreasonably benefit the Named Officer group. The shares which may be granted to the Named Officer group will be subject to exactly the same limitation as in the past (60% x 1.5% equals 45% x 2.0% which equals 0.9% of shares outstanding). In practice, total options granted annually to the Named Officer group have averaged only 23% of total annual grants since the adoption of the 1993 Plan.

  Annual grants of options under the 1993 Plan will continue to be an important component of the Company's compensation program. In light of the recent increase in the number of participants in the 1993 Plan and expected future increases, the current 1.5% Annual Percentage Increase will not provide an adequate number of additional options under the 1993 Plan to enable the Company to continue to grant options as it has in the past. Consequently, the Board of Directors is recommending that the Company's stockholders approve the increase in the Annual Percentage Increase from 1.5% to 2%, together with the other changes in the Amendment, by adopting the Amended and Restated 1993 Stock Plan.

  The Board of Directors believes that the increase in the number of available options resulting from adopting the Amended and Restated 1993 Stock Option Plan will enable the Company to continue to use stock options in the most effective manner to motivate the Company's Associates to continue building a growing, highly competitive global business, while delivering consistently strong financial performance with corresponding stock price appreciation.

  A brief description of the material features of the Amended and Restated 1993 Stock Option Plan is attached as Appendix "A" to this Proxy Statement, and a copy of the 1993 Plan, as it is proposed to be amended, is included as Appendix "B" to this Proxy Statement.

  GRANTS PRIOR TO STOCKHOLDER APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN. Following the contingent adoption of the Amended and Restated 1993 Stock Option Plan by the Board and the Stock Option Committee on August 22, 1995, the Stock Option Committee granted options to optionees pursuant to the terms of the Amended and Restated 1993 Stock Option Plan as follows (subject to stockholder approval of the Amended and Restated 1993 Stock Option
Plan):

                                                                 OPTIONS
                                                           --------------------
                                                            NUMBER     DOLLAR
                           OPTIONEES                       OF SHARES  VALUE(1)
                           ---------                       --------- ----------
      Richard H. Chandler.................................   22,000  $  629,750
      Larry C. Buckelew...................................   16,000  $  458,000
      Thomas H. O'Donnell.................................   10,000  $  286,250
      Barrie Payne........................................    8,000  $  229,000
      Richard Kollisch....................................    7,000  $  200,375
      All directors and executive officers as a group (21
       persons)(2)........................................  114,000  $3,263,250
      All other Associates................................  275,050  $7,873,306

--------
(1) Reflects the number of shares granted multiplied by the exercise price (i.e. the closing sale price for the Company's Common Stock on the day prior to the grant).

(2) No non-employee directors were eligible for grants.

VOTE REQUIRED

  The affirmative vote of holders of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote will be required for adoption of the Amended and Restated 1993 Stock Option Plan. For purposes of this vote, an abstention will have the same effect as a vote against the adoption, and shares represented by "broker non-votes" will not be considered shares entitled to vote on the matter. In addition, the total votes cast (i.e., for, against and abstaining) must be over 50 percent of the outstanding shares of Common Stock. For this purpose, "broker non-votes" will not be deemed to be votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of June 30, 1995, the number and percentage of shares of the Company's Common Stock beneficially owned, directly or indirectly, by each of the Company's directors and Named Officers, and by the directors and executive officers of the Company as a group. The address for each person listed below is 2382 Faraday Avenue, Suite 200, Carlsbad, California 92008. Management knows of no person, except for Mr. Richard H. Chandler, who serves as the Company's chairman of the Board of Directors and chief executive officer, who owns beneficially or of record as much as five percent of the outstanding shares of the Company's Common Stock.

                                                      SHARES BENEFICIALLY
                                                   OWNED AT JUNE 30, 1995(1)
                                                   -----------------------------
                                                      NUMBER         PERCENT
      NAME OF BENEFICIAL OWNER                       OF SHARES       OF CLASS
      ------------------------                     --------------- -------------
      DIRECTORS
        Richard H. Chandler(2)....................       1,925,958         10.4%
        Lee A. Ault III...........................          23,500            *
        Larry C. Buckelew.........................          78,306            *
        Lloyd E. Cotsen...........................          13,250            *
        Babette Heimbuch..........................           1,650            *
        Murray H. Hutchison.......................          22,500            *
        William L. Pierpoint......................          21,720            *
        Joseph Stemler............................          30,868            *
        John R. Woodhull..........................          19,500            *
      NAMED OFFICERS(3)
        Thomas H. O'Donnell.......................          64,986            *
        Barrie Payne..............................          56,315            *
        Richard Kollisch..........................          26,250            *
        All directors & executive officers
         as a group (21 persons)(1)...............       2,430,300         13.1%

--------
   *Less than 1%
(1) Each director or executive officer exercises sole voting and investment power over the shares he or she beneficially owns. Shares beneficially owned include shares deemed to be outstanding pursuant to stock options presently exercisable or exercisable within 60 days after June 30, 1995.

(2) Does not include 240,000 shares held in trust for the benefit of Mr. Chandler's children, as to which Mr. Chandler disclaims beneficial ownership. Also does not include 22,000 shares contributed to a non-profit foundation of which Mr. Chandler and family members are directors and as to which Mr. Chandler disclaims beneficial ownership.

(3) Excludes Richard H. Chandler and Larry C. Buckelew who are listed in the table under Directors.

CERTAIN TRANSACTIONS

  Indebtedness from Management. To assist the Company's president and chief operating officer in his relocation, the Company loaned $115,354 to Mr. Buckelew in March 1994. The loan, which bears interest at 5%, is evidenced by a promissory note secured by a second trust deed. The loan is due upon the earlier of (i) March 11, 1996, (ii) the sale of Mr. Buckelew's residence or
(iii) Mr. Buckelew's resignation from employment with the Company.

                             INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP has been selected to serve as the Company's independent auditors for the 1996 fiscal year. This firm has audited the Company's financial statements since 1983. One or more representatives of KPMG Peat Marwick will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  Any proposals of stockholders intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement on or before June 9, 1996 in order to be considered for inclusion in the Company's proxy material for that meeting.

                                 OTHER MATTERS

  At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders, insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors,

                                          /s/ STEVEN A. JAYE

                                          Steven A. Jaye
                                          Vice president, general counsel
                                          and secretary

                                                                     APPENDIX A

       DESCRIPTION OF THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN(1)

GENERAL

  The Company's Amended and Restated 1993 Stock Option Plan (the "Amended Plan") authorizes the granting of "incentive stock options" (as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and non-qualified stock options. Options may be granted under the Amended Plan for a period through November 7, 2001 unless the Amended Plan is earlier terminated. The Amended Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Stock Option Committee of the Board (the "Committee") appointed to administer the Amended Plan, except that stockholder approval is required to increase the number of shares that may be issued under the Amended Plan, to materially modify eligibility requirements for participants, to reduce the minimum option price below the fair market value of the shares when an option is granted, to extend the term of the Amended Plan or to modify the Amended Plan in a manner requiring stockholder approval under Rule 16b-3 of the Securities and Exchange Commission. The Amended Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the Amended Plan will be used for general corporate purposes.

SECURITIES SUBJECT TO THE AMENDED PLAN

  The aggregate number of shares which may be issued upon exercise of options granted under the Amended Plan may not exceed 300,000; provided, however, that on the last business day of each fiscal year beginning with July 1, 1994 (the last business day of the Company's 1994 fiscal year), the maximum number will be increased by a number equal to 1.5% of the number of shares of Common Stock issued and outstanding as of the close of business on that day and, provided further, that commencing on June 30, 1995 (the last business day of the Company's 1995 fiscal year), the percentage increase shall be increased to 2% of the number of shares of Common Stock issued and outstanding as of the close of business on that day. In no event shall the aggregate number of shares which may be issued upon exercise of options under the Amended Plan exceed 4,000,000.

  In addition, the aggregate number of such shares which may be issued upon exercise of options granted to (i) the Company's chief executive officer (or the individual acting in that capacity) and (ii) the four most highly compensated officers of the Company (other than the chief executive officer) whose total compensation is required to be reported to the Company's stockholders (collectively, with the chief executive officer, the "Named Officers") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a group in any fiscal year of the Company may not exceed 60% of the shares which may be issued upon exercise of all options granted in that fiscal year under the Amended Plan; provided, however, that commencing with the fiscal year beginning on July 1, 1995, the foregoing percentage limitation will be reduced from 60% to 45%. The number of shares that may be issued in any calendar year upon exercise of options granted to any individual may not exceed 600,000 shares. Except for these limitations, there is no restriction as to the number of options or as to the maximum number of shares that may be granted to any employee under the Amended Plan.

  Each new non-employee director will be granted an initial option for 5,000 shares of the Company's Common Stock (a "Non-Employee Director Option") when elected or appointed and additional options for 5,000 shares on every fourth anniversary thereafter occurring during the term of the Amended Plan, assuming the person is still a non-employee director.

--------
(1) This summary is qualified in its entirety by the terms of the Amended and Restated 1993 Stock Option Plan included as Appendix B to this Proxy Statement.

  If an option expires or is canceled without having been fully exercised, the number of shares as to which the option was not exercised prior to its expiration or cancellation may again be optioned under the Amended Plan. In addition, shares received or retained in payment of the exercise price of an option or shares retained by the Company to satisfy the optionee's liability for payroll taxes and other withholdings required by law may again be optioned under the Amended Plan, subject only to the 4,000,000 share overall limitation. The Amended Plan provides for appropriate adjustments in the number and kind of shares subject to the Amended Plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalization.

ADMINISTRATION OF THE AMENDED PLAN

  The Amended Plan provides for administration by the Stock Option Committee (the "Committee"), consisting of at least two non-employee Directors, appointed from time to time (and removable) by the Company's Board of Directors. No person is eligible to serve on the Committee unless that person is then a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m)(4)(C)(ii) of the Code. Options may be granted to any member of the Committee during the term of that person's membership on the Committee only in accordance with the provisions controlling the grant of Non-Employee Director Options. The current members of the Committee are Messrs. Hutchison (Chairman), Ault and Woodhull.

  In addition to administering the Amended Plan, the Committee is also authorized to interpret the Amended Plan and the Stock Option Agreements (defined below), to adopt such rules for the administration, interpretation and application of the Amended Plan as are consistent therewith, to interpret, amend or revoke any rules and to establish and administer performance goals relating to applicable options and certify that performance goals are attained. The Board has not retained the right to exercise the rights or duties of the Committee under the Amended Plan.

  Members of the Committee will receive such compensation for their services as may be determined by the Board. All expenses and liabilities that the members of the Committee incur in connection with the administration of the Amended Plan will be borne by the Company. The Committee may at any time suspend or terminate the Amended Plan, subject to rights under options previously granted.

ELIGIBILITY AND PARTICIPATION

  Any executive or other key employee of the Company or of any corporation which is then a subsidiary of the Company (as those terms are defined in the Amended Plan), including the Named Officers, will be eligible to be granted options. Directors of the Company are eligible to be granted options if they are also employees. Non-Employee directors of the Company are eligible to receive only Non-Employee Director Options. More than one option may be granted to an individual.

  The Committee is authorized to determine the individuals to whom options are to be granted, to determine the number of shares to be subject to the options, to designate whether the options will be incentive stock options or non-qualified stock options and to establish the terms and conditions of the options, consistent with the Amended Plan.

TERMS OF OPTIONS

  EXERCISABILITY OF OPTIONS. Options are exercisable at such times and in such installments (which may be cumulative) as the Committee may provide in the terms of each individual option. Generally, no option will be exercisable during the first six months after the option is granted. Subject to certain limitations, the Committee may, on such terms and conditions as it deems appropriate, accelerate the time at which an option or any portion of an option may be exercised. No portion of an option that is unexercisable at termination of employment may thereafter become exercisable, although the option shall provide that it shall become exercisable in full upon termination of employment on account of the death of the optionee. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Amended Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, the options will be taxed as non-qualified options. The rule set forth in the preceding sentence will be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of stock will be determined as of the time that the option with respect to such stock is granted.

  Non-Employee Director Options become exercisable in four equal installments beginning on the first anniversary of the date on which the Non-Employee Director Option is granted. No portion of a Non-Employee Director Option that is unexercisable at termination of the non-employee Director's service as a director may thereafter become exercisable, although the option shall provide that it shall become exercisable in full upon termination of employment on account of the death of the optionee.

  Options are exercisable in whole or in part by written notice to the Company specifying the number of shares being purchased, accompanied by payment of the purchase price for the shares. Proceeds of a loan from the Company may not be used to pay the purchase price for shares purchased upon exercise of the option. The option price may be paid in cash or by check. Except in the case of a Non-Employee Director Option, payment also may be made, with the consent of the Committee, in shares of the Company's Common Stock owned by the optionee or in shares of the Company's Common Stock issuable to the optionee upon exercise of the option. The Committee may, as a condition to the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee may also take whatever additional action it deems appropriate to effect compliance.

  On the date the option price is to be paid, the optionee (or his or her successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes. The payment shall be effected, in the case of a non-qualified options, by the Company's retention of shares otherwise issuable upon exercise. The number of shares retained will equal the minimum whole number of shares equaling or exceeding the amount of required tax withholding. The Company will pay cash to the optionee for any fractional share retained in excess of the required withholding.

  STOCK OPTION AGREEMENTS. The Amended Plan provides that in consideration of the granting of an option, the optionee will agree, in the written stock option agreement ("Stock Option Agreement"), to remain in the employ (or, in the case of a non-employee director, as a director) of the Company or a subsidiary of the Company for a period of at least one year after the option is granted. Nothing in the Amended Plan or in any written Stock Option Agreement will confer upon any optionee any right to continue in the employ of the Company, a parent corporation or any subsidiary of the Company, or will interfere with or restrict in any way the rights of the Company, a parent corporation or a subsidiary of the Company, to discharge any optionee at any time for any reason whatsoever, with or without cause.

  PURCHASE PRICE OF SHARES SUBJECT TO OPTIONS. The price of the shares of Common Stock subject to each option shall be set by the Committee and may not be changed following grant of the option (except upon changes in the capitalization of the Company as described below); provided, however, that the price per share of an option may be not less than 100% of the fair market value of the shares on the date the option is granted; provided, further, that, in the case of a Non-Employee Director Option, the price per share must equal 100% of the fair market value of such shares on the date that the Non-Employee Director Option is granted; provided, further, that, in the case of an incentive stock option, the price per share may not be less than 110% of the fair market value of the shares on the date the option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation. For purposes of the Amended Plan, the fair market value of a share of the Company's Common Stock as of a given date will be the closing price of a share of the Company's Common Stock on the principal exchange on which the shares are then trading, if any, on the trading day immediately preceding that date, or, if shares are not traded on that date, then on the next preceding trading date during which a sale occurred.

  NON-ASSIGNABILITY. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant. No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law.

  EXPIRATION OF OPTIONS. Options may not be exercised to any extent by anyone after the first to occur of the following events: (1) the expiration of ten years from the date the option was granted (whether or not the Amended Plan has expired or been terminated) or (2) except in the case of a non-employee director or an optionee who is disabled, the expiration of three months from the date of the employee's termination of employment for any reason other than optionee's death or, with respect to options that are not incentive stock options, normal retirement at age 65, unless the optionee dies within the three month period, in which event the option will expire one year from the date of optionee's death or (3) the expiration of one year from the date of the employee's termination of employment (or the non-employee director's termination of service as a director) in the case of an employee (or non-employee director) subject to a disability (within the meaning of Section 22(e)(3) of the Code), unless the optionee dies within that one-year period, in which event the option will expire one year from the date of the optionee's death, or (4) the expiration of one year from the date of the optionee's death or, in the case of options that are not incentive stock options, one year from the date of normal retirement at age 65 or (5) in the case of a Non-Employee Director Option, immediately upon the non-employee director's termination of directorship by reason of expiration of term, removal (with or without cause) or resignation other than as a result of the non-employee director's death, retirement at the normal retirement age of 65 or disability with the meaning of Section 22(e)(3) of the Code or (6) in the case of an incentive stock option, the expiration of five years from the date the option was granted in the case of an optionee owning more than ten percent of the total combined voting power of all classes of stock of the Company, any subsidiary or parent corporation.

  Subject to the foregoing, the Committee will provide, in the terms of each individual option, when the option expires and becomes unexercisable; and the Committee may provide in the terms of individual options that the options expire immediately upon a termination of employment for any reason.

  MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION OF THE COMPANY. The Committee may, on such terms and conditions as it deems appropriate, provide by the terms of any option that, upon or in connection with the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the option will be unexercisable, and if the Committee so provides, it must also provide that, for some period of time prior to that event, the option will be exercisable as to all shares covered by the option.

  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. If the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee will make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, will be exercisable, to the end that after that event the optionee's proportionate interest will be maintained as before the occurrence of the event. The adjustment will be made without change in the total price applicable to the option except as results from rounding of share quantities or prices and with any necessary corresponding adjustment in option price per share. Adjustments made to incentive stock options will be made in such a manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any adjustment made by the Committee will be final and binding upon all optionees, the Company and all other interested persons.

  TRANSFER RESTRICTIONS. Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any option by any officer (as defined in Rule 16a-1(f) of the Securities and Exchange Commission) or director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date the option was granted. The Committee, in its discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any other restriction will be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing the shares issuable upon exercise of the option. The Committee may require the employee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an incentive stock option, within two years from the date of grant of the option or one year after the transfer of the shares to the employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an incentive stock option refer to the requirement to give prompt notice of disposition.

  NO RIGHTS AS A STOCKHOLDER. The holders of options will not be, nor will they have any of the rights or privileges of, a stockholder of the Company as to shares covered by an option until the shares are issued by the Company and delivered to the holders.

  CONFORMITY TO SECURITIES AND TAX LAWS. The Amended Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended ("Securities Act"), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Amended Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to those laws, rules and regulations. To the extent permitted by applicable law, the Amended Plan and options granted thereunder will be deemed amended to the extent necessary to conform to those laws, rules and regulations.

  The Amended Plan is intended to permit the grant of options to Named Officers so that the options will qualify as qualified performance-based compensation under Section 162(m)(4)(C) of the Code. The Amended Plan will be administered, and options will be granted to and may be exercised by Named Officers, only in such a manner as to conform to Section 162(m)(4)(C) of the Code and the rules and regulations adopted thereunder. To the extent permitted by applicable law, the Amended Plan and options granted thereunder to Executive Officers will be deemed amended to the extent necessary to conform to such section, rules and regulations.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a general summary of the material federal income tax consequences to participants in the Amended Plan. The discussion is based on the Code, regulations thereunder, and rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of that participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

  NON-QUALIFIED STOCK OPTIONS. Holders of non-qualified stock options do not realize income as a result of the grant of the options, but normally realize compensation income taxable at ordinary income rates upon exercise of the options to the extent that the fair market value of the shares of Common Stock on the date of the exercise exceeds the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on the ordinary income. The optionee's initial tax basis for shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such shares will qualify for capital gains treatment, including long-term capital gains treatment if such shares are held more than one year after acquisition.

  The tax consequences resulting from the exercise of a non-qualified option through the delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the employee will recognize no gain and the employee's basis in the shares acquired upon exercise is equal to the employee's basis in the surrendered shares, that any additional shares acquired upon such exercise will be compensation to the employee, taxable under the rules described above, and that the employee's basis in any such additional shares will be their fair market value.

  INCENTIVE STOCK OPTIONS. Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares of the Common Stock, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares has taken place within either
(a) two years from the date of grant of the incentive stock option or (b) one year from the date of transfer of the shares of the Common Stock to the optionee upon exercise (whether or not the optionee is subject to Section 16(b) of the Exchange Act). If the shares of the Common Stock are sold or otherwise disposed of before the end of the one-year period or the two-year period, the difference between the option exercise price and the fair market value of the shares of the Common Stock on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year period or the two-year period and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income is limited to the amount realized less the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of the Common Stock.

  The tax consequences resulting from the exercise of an incentive stock option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon a stock-for-stock exercise (subject to the discussion above), that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero, and that any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed as a disposition of the shares with the lowest basis first.

  The difference between the fair market value of the shares of Common Stock on the exercise date and the exercise price of an incentive stock option is generally deemed to be a "tax preference" under the alternative minimum tax rules of the Code. Since the consequences of the application of these provisions to individual optionees may vary depending on their particular circumstances, optionees should consult their personal tax advisors with respect to these provisions of the Code.

                                                                     APPENDIX B

                             AMENDED AND RESTATED
                            1993 STOCK OPTION PLAN
                                      OF
                             SUNRISE MEDICAL INC.


  SUNRISE MEDICAL INC., a corporation organized under the laws of the State of Delaware, hereby adopts this Amended and Restated 1993 Stock Option Plan of Sunrise Medical Inc. The purposes of this Plan are as follows:

    (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

    (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Code.

    (3) To provide for appropriate compensation for Non-Employee Directors for service as members of the Board, by providing such Non-Employee Directors a financial stake and interest in the Company's performance.

                                   ARTICLE I

                                  DEFINITIONS

  Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1-Board

  "Board" shall mean the Board of Directors of the Company.

SECTION 1.2-Code

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3-Committee

  "Committee" shall mean the Stock Option Committee of the Board appointed as provided in Section 6.1.

SECTION 1.4-Company

  "Company" shall mean Sunrise Medical Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

SECTION 1.5-Director

  "Director" shall mean a member of the Board.

SECTION 1.6-Employee

  "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

SECTION 1.7-Exchange Act

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.8-Executive Officers or Named Officers

  "Executive Officers" or "Named Officers" shall mean in any one of the Company's fiscal years (a) the chief executive officer of the Company (or the individual acting in such capacity) and (b) the four most highly compensated Officers of the Company (other than the chief executive officer) whose total compensation is required to be reported to the Company's stockholders under the Exchange Act.

SECTION 1.9-Incentive Stock Option

  "Incentive Stock Option" shall mean an Option which qualifies under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.10-Non-Employee Director

  "Non-Employee Director" shall mean a Director who is not an Employee.

SECTION 1.11-Non-Employee Director Option

  "Non-Employee Director Option " shall mean a Non-Qualified Option which is granted to a Non-Employee Director.

SECTION 1.12-Non-Qualified Option

  "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee. "Non-Qualified Options" also includes Non-Employee Director Options.

SECTION 1.13-Officer

  "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.14-Option

  "Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.15-Optionee

  "Optionee" shall mean an Employee or a Non-Employee Director to whom an Option is granted under the Plan.

SECTION 1.16-Parent Corporation

  "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.17-Plan

  "Plan" shall mean this Amended and Restated 1993 Stock Option Plan of Sunrise Medical Inc., as amended.

SECTION 1.18-Rule 16b-3

  "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.19-Secretary

  "Secretary" shall mean the Secretary of the Company.

SECTION 1.20-Securities Act

  "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.21-Subsidiary

  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.22-Termination of Directorship

  "Termination of Directorship" shall mean the time when a Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, expiration of term, removal (with or without cause), retirement or death.

SECTION 1.23-Termination of Employment

  "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                  ARTICLE II

                            SHARES SUBJECT TO PLAN

SECTION 2.1-Shares Subject to Plan

  (a) The shares of stock subject to Options shall be shares of the Company's $1.00 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 300,000; provided, however, that on the last business day of each fiscal year of the Company beginning with July 1, 1994 such maximum number shall be increased by a number equal to 1.5% of the number of shares of Common Stock issued and outstanding as of the close of business on such day; provided, further, however, that on the last business day of each fiscal year of the Company beginning with June 30, 1995, such maximum number shall be increased by a number equal to 2.0% of the number of shares of Common Stock issued and outstanding as of the close of business on such day; provided, further, however, that the aggregate number of shares which may be issued upon exercise of Options granted to the Executive Officers as a group in any fiscal year of the Company under the Plan shall not exceed 60% of the shares which may be issued upon exercise of all Options granted in such fiscal year under the Plan; provided, further, however, that commencing in the fiscal year beginning July 1, 1995, the aggregate number of shares which may be issued upon exercise of Options granted to the Executive Officers as a group in any fiscal year of the Company under the Plan shall not exceed 45% of the shares which may be issued upon exercise of all Options granted in such fiscal year under the Plan; provided, further, however, the number of shares that may be issued in any calendar year upon exercise of Options granted under the Plan to any individual shall not exceed 600,000, and the method of counting such shares shall conform to any requirements for qualified performance-based compensation under Section 162(m) of the Code.

  (b) In no event shall the aggregate number of shares which may be issued upon exercise of Options under the Plan exceed 4,000,000.

SECTION 2.2-Unexercised Options; Retained Shares

  If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1. Shares of stock which are received or retained by the Company upon the exercise of options pursuant to Section 5.3(b) or Sections 5.3(c) and 5.5(d) may also again be optioned hereunder, subject to the overall limitation of section 2.1(b) but not subject to the limitations of Section 2.1(a).

SECTION 2.3-Changes in Company's Shares

  In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1-Eligibility

  Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary, including the Executive Officers, shall be eligible to be granted Options, except as provided in
Section 3.2. Non-Employee Directors shall be granted Non-Employee Director Options as provided in Section 3.4.

SECTION 3.2-Qualification of Incentive Stock Options

  No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Incentive Stock Options shall not be granted to Non-Employee Directors, but may, in the discretion of the Committee, be granted to Directors who are also Employees.

SECTION 3.3-Granting of Options to Employees

  (a) In the case of Options to be granted to Employees, the Committee shall from time to time, in its absolute discretion:

    (1) Determine which Employees are executive or other key Employees and select from among the executive or other key Employees (including the Named Officers and those executive or other key Employees to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

    (2) Determine the number of shares to be subject to such Options granted to such selected executive or other key Employees or Named Officers, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

    (3) Determine the terms and conditions of such Options, consistent with the Plan.

  (b) Upon the selection of an executive or other key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.

SECTION 3.4-Granting of Non-Employee Director Options

  Each Non-Employee Director serving as a Director at the time of adoption of the Plan by the Board shall be granted a Non-Employee Director Option for 5,000 shares of the Company's Common Stock (subject to adjustment pursuant to Section 2.3) (a) on the fourth anniversary of the most recent grant of a director stock option to such Non-Employee Director preceding such adoption of the Plan and (b) on every fourth anniversary thereafter occurring during the term of the Plan if in either case the person continues to serve as a Non-Employee Director at the time of such later grant or grants. Each Non-Employee Director elected or appointed as a Director following the adoption of the Plan by the Board shall be granted a Non-Employee Director Option for 5,000 shares of the Company's Common Stock (subject to adjustment pursuant to Section 2.3)(a) on the day of the initial election or appointment of such Non-Employee Director as a Director and (b) on every fourth anniversary thereafter occurring during the term of the Plan if in either case the person continues to serve as a Non-Employee Director at the time of such later grant or grants.

                                  ARTICLE IV

                               TERMS OF OPTIONS

SECTION 4.1-Option Agreement

  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code, including, but not limited to, such terms and conditions as may be required or advisable under Section 162(m) of the Code.

SECTION 4.2-Option Price

  (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date that such Option is granted; provided, further, that, in the case of a Non-Employee Director Option, the price per share shall equal 100% of the fair market value of such shares of the date that such Non-Employee Director Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation. Following grant of an Option, the terms of an Option shall not be amended to reduce the price of the shares subject to the Option, except as provided in Section 4.6.

  (b) For purposes of the Plan, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the trading day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 4.3-Commencement of Exercisability

  (a) Except as the Committee may otherwise provide with respect to Options granted to Employees who are not Officers, no Option may be exercised in whole or in part during the first six months after such Option is granted.

  (b) Subject to the provisions of Sections 4.3(a), 4.3(c), 4.3(e) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c), 4.3(e) and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

  (c) No portion of an Option which is unexercisable at Termination of Employment (or Termination of Directorship, in the case of a Non-Employee Director Option) shall thereafter become exercisable; provided, however, that the terms of an Option shall provide that it shall become exercisable in full upon the Termination of Employment on account of death of the person to whom the Option is granted.

  (d) To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such options shall be taxed as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.3(d), the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

  (e) Notwithstanding Section 4.3(b), each Non-Employee Director Option shall become exercisable in four cumulative installments as follows:

    (1) The first installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the first anniversary of the date that the Option is granted.

    (2) The second installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the second anniversary of the date that the Option is granted.

    (3) The third installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable of the third anniversary of the date that the Option is granted.

    (4) The fourth installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date that the Option is granted.

SECTION 4.4-Expiration of Options

  (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

    (1) The expiration of ten years from the date the Option was granted; or

    (2) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

    (3) Except in the case of any Optionee who is a Non-Employee Director or is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than (i) with respect to Non-Qualified Options only, normal retirement at age 65 or (ii) such Optionee's death unless the Optionee dies within said three-month period, in which event the Option will expire one year from the date of such Optionee's death; or

    (4) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment (or Termination of Directorship, in the case of a Non-Employee Director Option) for any reason other than such Optionee's death unless the Optionee dies within said one-year period, in which event the Option will expire one year from the date of such Optionee's death; or

    (5) In the case of a Non-Employee Director Option, upon the Non-Employee Director's Termination of Directorship by reason of expiration of term, removal (with or without cause) or resignation (other than as a result of the Non-Employee Director's death, retirement at the normal retirement age of 65 or disability within the meaning of Section 22(e)(3) of the Code); or

    (6) The expiration of one year from the date of the Optionee's death or, in the case of Non-Qualified Options, one year from the date of Optionee's normal retirement at age 65.

  (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment (or Termination of Directorship, in the case of a Non-Employee Director Option) for any reason.

SECTION 4.5-Consideration

  In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ (or, in the case of a Non-Employee Director, as a Director) of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ or as a Director of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Parent Corporation and Subsidiaries, which are hereby expressly reserved, to discharge (or, in the case of a Non-Employee Director, to remove) any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6-Adjustments in Outstanding Options

  In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7-Merger, Consolidation, Acquisition, Liquidation or Dissolution

  Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it must on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option, but subject to
Section 4.3(e).

                                   ARTICLE V

                              EXERCISE OF OPTIONS

SECTION 5.1-Person Eligible to Exercise; Prohibited Loans

  (a) During the lifetime of the Optionee, only the Optionee may exercise an Option (or any portion thereof) granted to him or her. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

  (b) No Optionee or other person entitled to exercise an Option may pay the purchase price for the shares purchased upon exercise of the Option with proceeds from a loan or loans from the Company.

SECTION 5.2-Partial Exercise

  At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3-Manner of Exercise

  An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

    (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

    (b)(1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

    (2) With the consent of the Committee, but subject to the timing requirements of Section 5.4, and except in the case of a Non-Employee Director Option, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)), on the date of option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

    (3) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (1) and (2) except in the case of a Non-Employee Director Option; and

    (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option. In the case of a Non-Qualified Option, the payment of such withholding shall be effected by the retention by the Company, from the shares of the Company's Common Stock otherwise issuable upon exercise of the Option, of shares with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the amount of such required withholdings, rounded up to the next whole number of shares. The Company shall pay to the Optionee or other person then entitled to exercise the Option an amount in cash equal to the fair market value (as determined under Section 4.2(b)) of any fractional share retained in excess of the shares representing, in value, the amount of such required withholdings; and

    (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

    (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4-Certain Timing Requirements

  In the case of a director, an officer or other optionee subject to Section 16 of the Exchange Act, shares of the Company's Common Stock, whether or not issuable to the Optionee upon exercise of the Option, may be used to satisfy the Option price of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock to pay all or part of the Option price (subject to the approval of the Committee) made at least six months prior to the payment of such Option price. Shares of the Company's Common Stock may, however, not be used to satisfy the Option price in respect of any Non-Employee Director Option.

SECTION 5.5-Conditions to Issuance of Stock Certificates

  The shares of the Company's Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which such series or class of stock is then listed; and

    (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

    (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

    (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option. In the case of a Non-Qualified Option, the payment of such withholding shall be effected by the retention by the Company, from the shares of the Company's Common Stock otherwise issuable upon exercise of the Option, of shares with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the amount of such required withholdings, rounded up to the next whole number of shares. The Company shall pay to the Optionee or other person then entitled to exercise the option an amount in cash equal to the fair market value (as determined under Section 4.2(b)) of any fractional share retained in excess of the shares representing, in value, the amount of such required withholdings; and

    (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.6-Rights as Stockholders

  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7-Transfer Restrictions

  Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any Officer, Director (including, but not limited to, any Non-Employee Director) or other Optionee subject to Section 16 of the Exchange Act may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option, other than a Non-Employee Director Option, as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require an Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI

                                ADMINISTRATION

SECTION 6.1-Stock Option Committee

  The Committee shall consist of two or more Non-Employee Directors, appointed by and holding office at the pleasure of the Board, each of whom is both (a) a "disinterested person" as defined by Rule 16b-3 and (b) an "outside director" within the meaning of Section 162(m)(4)(C)(ii) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2-Duties and Powers of Committee

  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to (a) Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code and (b) Non-Employee Director Options shall be consistent with the rules regarding "formula awards" set forth in Rule 16b-3(c)(2)(ii). The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan. The powers of the Committee shall include the power to establish and administer performance goals and to certify that performance goals are attained, as contemplated under Section 162(m)(4)(C) of the Code.

SECTION 6.3-Majority Rule

  The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4-Compensation; Professional Assistance; Good Faith Actions

  Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                               OTHER PROVISIONS

SECTION 7.1-Options Not Transferable

  No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2-Amendment, Suspension or Termination of the Plan

  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's stockholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of Section 4.2(a), extend the limit imposed in this Section 7.2 on the period during which Options may be granted or amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-
3. The provisions of Sections 3.4 and 4.3(e) and elsewhere in this Plan relating to Non-Employee Director Options, necessary to qualify for the "formula award" rules of Rule 16b-3(c)(2)(ii)(A), may not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after November 7, 2001.

SECTION 7.3-Approval of Plan by Stockholders

  This Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 7.4-Effect of Plan Upon Other Option and Compensation Plans

  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5-Titles

  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.6-Conformity to Securities Laws and Tax Laws

  (a) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  (b) The Plan is also intended to permit the grant of Options to Executive Officers so that such Options will qualify as qualified performance-based compensation under Section 162(m)(4)(C) of the Code. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted to and may be exercised by Executive Officers, only in such a manner as to conform to Section 162(m)(4)(C) of the Code and the rules and regulations adopted thereunder. To the extent permitted by applicable law, the Plan and Options granted hereunder to Executive Officers shall be deemed amended to the extent necessary to conform to such section, rules and regulations.

PROXY

                              SUNRISE MEDICAL INC.

  The undersigned holder of Common Stock acknowledges receipt of a copy of the Annual Report and the Proxy Statement dated October 6, 1995, and, revoking any proxy heretofore given, hereby constitutes and appoints Mr. Richard H. Chandler and Mr. Ted N. Tarbet, and each of them, as proxies, each of them with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, cumulatively or otherwise as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on September 14, 1995 at the Annual Meeting of Stockholders to be held on November 7, 1995, or any adjournment thereof.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED IN THE PROXY STATEMENT AS WELL AS FOR AMENDMENT OF THE 1993 STOCK OPTION PLAN AND FOR ADOPTION OF THE COMPANY'S AMENDED AND RESTATED 1993 STOCK OPTION PLAN.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

                                                              I plan to attend
                                                                 the meeting
                                                                      [_]

1. ELECTION OF DIRECTORS:

NOMINEES: Richard H. Chandler, Lee A. Ault III, Larry C. Buckelew, Lloyd E.
          Cotsen, Babette Heimbuch, Murray H. Hutchison, William L. Pierpoint, Joseph Stemler, John R. Woodhull

   (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

   --------------------------------------------------------------------------
      FOR the                     WITHHOLD
   nominees listed                AUTHORITY
     (except as               to vote for ALL
   indicated to the           nominees listed:
      contrary):                     [_]
       [_]

2. Adoption of the Amended and Restated 1993 Stock Option Plan of the Company.

         For       Against     Abstain
         [_]         [_]         [_]

3. Approval of the proxies to vote in their discretion upon such other business as may properly come before the meeting, or any adjournment thereof.

         For       Against     Abstain
         [_]         [_]         [_]

Dated:                                               , 1995
      -----------------------------------------------


-----------------------------------------------------------
                  (Signature of Stockholder)

-----------------------------------------------------------
                  (Signature of Stockholder)

Please date and sign exactly as your name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name and title by duly authorized officer. Executors, trustees, guardians and the like should give full title as such.

--------------------------------------------------------------------------------
"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING
EQUIPMENT WILL RECORD YOUR VOTES"